Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR THIRD QUARTER OF FISCAL 2012

Fremont, CA, February 1, 2012 – Telecommunications equipment maker Network Equipment Technologies, Inc. (“NET”, NASDAQ: NWK) today reported results for its fiscal 2012 third quarter, ended December 30, 2011.

Total revenue in the third quarter of fiscal 2012 was $11.2 million, down from $16.4 million in the second quarter of fiscal 2012 and $13.9 million in the third quarter of fiscal 2011.  The third quarter saw continued declines in NET’s Federal government business. The decline compared to the prior quarter also reflects a large sale of the Company’s IP-based NX1000 platform that occurred in the second quarter. Excluding that sale, and looking only at voice products for Unified Communications applications, revenue from sales of those products to enterprise customers increased sequentially throughout the year.

Net loss in the third quarter was $8.4 million, or $0.27 per share, compared to a net loss of $7.5 million, or $0.25 per share, in the preceding quarter and a net loss of $7.8 million, or $0.26 per share, in the third quarter of the prior year.

Cash and investment balances were $36.9 million dollars at the end of the third quarter, down $8.5 million dollars from the end of second quarter.  The reduction resulted primarily from cash used for operations and, to a lesser extent, from delayed collection activity from accounts receivable.

On a non-GAAP basis, net loss was $7.7 million, or $0.25 per share, compared to a net loss of $6.7 million, or $0.22 per share, in the preceding quarter, and a net loss of $5.9 million, or $0.20 per share, in the third quarter of the prior year. Non-GAAP net loss adjusts for non-cash compensation, restructure charges, and other significant non-recurring items. Refer to the table below for reconciliation of GAAP to non-GAAP net loss.

At the beginning of the current quarter, NET implemented a workforce reduction as part of a restructuring effort to bring the Company’s operating expenses more in line with revenues and preserve capital resources. NET intends to continue its efforts to reduce operating expenses and expects to take further actions during calendar 2012. In addition to the restructuring plan, the Company is exploring alternatives such as pursuing strategic transactions or otherwise adding to its capital resources.

“Following extensive development, testing and the release of several advanced products, we focused our resources on delivering to the markets with the largest growth potential, specifically Unified Communications and the emerging Enterprise Session Border Controller or eSBC market,” said President and CEO C. Nicholas Keating, Jr. “Revenue from our new product lines that address the UC market has been growing, and is up both year-over-year and sequentially.  It is apparent that a significant shift is taking place in our business. Today, more than 75% of our product revenue comes from our next generation switching platforms for Enterprise customers.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. Please dial (800) 591-6930 or (617) 614-4908 and provide conference ID# 8150934. The call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on February 8, 2012; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 83591675. A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

Network Equipment Technologies, Inc. (NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 14 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.  For more information on NET, please visit the company’s website at www.net.com.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.  Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include stock-based compensation. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains forward-looking statements, including statements about market potential, revenue trends for new products, and other statements relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to develop and commercialize new products and product enhancements, success in building new sales channels, achieving broad market acceptance for our products, the status of relations with and performance by third-party technology providers, challenges of managing inventory and production of products, certifications for new and existing products, compliance with export controls and other government regulations, federal government budget matters and procurement decisions, and circumstances regarding specific sales that can affect the recognition of revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 30, 2011	December 24, 2010	December 30, 2011	December 24, 2010
Revenue:
Product	$7,094	$10,553	$27,744	$37,281
Service and other	4,112	3,368	11,203	10,351
Total revenue	11,206	13,921	38,947	47,632
Costs of revenue:
Cost of product revenue	5,233	6,163	18,845	19,090
Cost of service and other revenue	2,043	2,699	6,251	8,828
Total cost of revenue	7,276	8,862	25,096	27,918
Gross margin	3,930	5,059	13,851	19,714
Operating expenses:
Sales and marketing	4,736	5,320	14,408	15,076
Research and development	4,640	4,803	14,597	14,457
General and administrative	2,305	2,237	7,426	8,149
Restructure and other costs	—	297	—	297
Total operating expenses	11,681	12,657	36,431	37,979
Loss from operations	(7,751)	(7,598)	(22,580)	(18,265)
Other income (expense), net	(78)	65	(82)	7
Interest expense, net	(478)	(256)	(1,381)	(930)
Loss before taxes	(8,307)	(7,789)	(24,043)	(19,188)
Income tax provision	57	33	276	238
Net loss	$(8,364)	$(7,822)	$(24,319)	$(19,426)

Per share amounts
Basic and diluted net loss	$(0.27)	$(0.26)	$(0.80)	$(0.65)

Basic and diluted common and common equivalent shares	30,483	29,848	30,374	29,814

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 30, 2011 (unaudited)	March 25, 2011 (1)
Current assets:
Cash and investments	$34,936	$59,227
Restricted cash	1,942	2,192
Accounts receivable, net	11,637	8,701
Inventories	5,224	4,660
Prepaid expenses and other assets	4,150	5,860
Total current assets	57,889	80,640

Property and equipment, net	3,728	4,435
Other assets	3,192	4,296
Total assets	$64,809	$89,371
Liabilities and Stockholders’ Equity:
Accounts payable	$3,940	$5,496
Other current liabilities	9,338	10,262
Total current liabilities	13,278	15,758

Long-term liabilities	1,556	1,234
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	15,771	38,175
Total liabilities and stockholders’ equity	$64,809	$89,371

(1) Derived from audited consolidated financial statements as of March 25, 2011.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(Unaudited – in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	December 30, 2011	December 24, 2010	December 30, 2011	December 24, 2010

GAAP net loss	$(8,364)	$(7,822)	$(24,319)	$(19,426)
Stock based compensation expense:
Cost of product revenue	72	126	232	343
Cost of service and other revenue	60	95	165	280
Sales and marketing	179	473	623	1,270
Research and development	230	562	846	1,565
General and administrative	172	336	587	1,046
Severance and restructure related:
General and administrative, accretion of discount on future cash flows from subleases	—	25	22	94
Restructure, primarily severance	—	297	—	297
Non-GAAP net loss	$(7,651)	$(5,908)	$(21,844)	$(14,531)
Non-GAAP net loss per share data:
Basic and diluted	$(0.25)	$(0.20)	$(0.72)	$(0.49)
Common and common equivalent shares:
Basic and diluted	30,483	29,848	30,374	29,814